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                                                                   EXHIBIT 21.01

                                                                                                                 (As of 9/15/96)
                                               SUBSIDIARIES OF OXFORD RESOURCES CORP.

                                                            DATE OF                                  TYPE OF
CORPORATE NAME                                              INCORPORATION                            BUSINESS
- --------------                                              -------------                            ---------

USA Auto Mall, Inc.                                         4/2/93                        Automobile Dealer
  USA Auto Mall of New York Inc.                            7/26/91                       Automobile Dealer
  USA Auto Mall of Florida Inc.                             7/26/91                       Automobile Dealer
  USA Auto Mall of New Jersey, Inc.                         10/21/91                      Automobile Dealer

Oxford Servicing Corp.                                      3/12/93                       (1)
XR Advertising, Inc.                                        10/26/96                      (2)
Centrex Resources Corp.                                     5/20/93                       Inactive(3)

Centrex Capital Corp.                                       8/7/91                        Sales Finance Co.
  Centrex Capital Corp. of New York                         9/8/93                        Sales Finance Co.
  Centrex Capital Corp. of New Jersey                       9/8/93                        Sales Finance Co.
  Centrex Capital Corp. of Connecticut                      9/8/93                        Sales Finance Co.
  Centrex Capital Corp. of Pennsylvania                     9/10/93                       Sales Finance Co.
  Centrex Capital Corp. of Florida                          9/16/93                       Sales Finance Co.
  Centrex Capital Corp. of Alabama                          2/14/94                       Sales Finance Co.
  Centrex Capital Corp. of District of Columbia             2/16/94                       Sales Finance Co.
  Centrex Capital Corp. of Maryland                         2/16/94                       Sales Finance Co.
  Centrex Capital Corp. of New Hampshire                    2/24/94                       Sales Finance Co.
  Centrex Capital Corp. of Rhode Island                     2/17/94                       Sales Finance Co.
  Centrex Capital Corp. of Georgia                          2/14/94                       Sales Finance Co.
  Centrex Capital Corp. of South Carolina                   2/17/94                       Sales Finance Co.
  Centrex Capital Corp. of North Carolina                   2/11/94                       Sales Finance Co.
  Centrex Capital Corp. of Virginia                         2/18/94                       Sales Finance Co.
  Centrex Capital Corp. of West Virginia                    2/15/94                       Sales Finance Co.
  Centrex Capital Corp. of Wisconsin                        8/4/94                        Sales Finance Co.
  Centrex Capital Corp. of Tennessee                        6/23/94                       Sales Finance Co.
  Centrex Capital Corp. of Illinois                         8/12/94                       Sales Finance Co.
  Centrex Capital Corp. of Delaware                         12/2/94                       Sales Finance Co.
  Centrex Capital Corp. of California                       1/10/95                       Sales Finance Co.
  Centrex Capital Corp. of Indiana                          1/27/95                       Sales Finance Co.
  Centrex Capital Corp. of Maine                            1/4/95                        Sales Finance Co.
  Centrex Capital Corp. of Texas                            11/16/95                      Sales Finance Co.
  Centrex Capital Corp. of Massachusetts                    2/16/95                       Sales Finance Co.
  Centrex Capital Corp. of Vermont                          9/23/95                       Sales Finance Co.
  Centrex Capital Corp. of Missouri                         3/22/96                       Sales Finance Co.
  Centrex Capital Corp. of Michigan                         5/13/96                       Sales Finance Co.
  Centrex Capital Corp. of Ohio                             5/28/96                       Sales Finance Co.

  Centrex Capital Automobile Assets, Inc.                   6/10/94                       Special Purpose Corp. (Securitization)

  Centrex Capital Automobile Assets(#2), Inc.               3/16/95                       Special Purpose Corp. (Securitization)

  Centrex Capital Automobile Assets(#3), Inc.               9/9/96                        Special Purpose Corp. (Securitization)

Credit Car Sales of New York, Inc.                          12/28/90                      Inactive
Oxford Credit Corp.                                         9/12/87                       Inactive(4)
Oxford Mortgage Corp.                                       1/11/84                       Inactive(5)
Oxford Management Services Co., Inc.                        11/18/87                      Corp. Mgmt. Services
Oxford Equipment Leasing Corp.                              3/21/89                       Inactive(6)


- ---------------
+ Each corporation listed is a direct or indirect subsidiary, and is owned 100% directly or indirectly. Indirect subsidiary corporations are indented under their direct subsidiary parent corporation.
(1)  Shelf Corporation - organized to serve lease and auto loan portfolios.
(2) Shelf Corporation - organized to purchase and broker/media advertising time.
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(3)  Formerly originated used vehicle leases.

(4)  Formerly originated home improvement loans on residential real property.

(5)  Formerly originated second mortgages on residential real property.

(6)  Formerly conducted equipment leasing activities.



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


Oxford Truck Leasing Corp.                                  3/21/89                       Inactive(7)
Zephia Services, Inc.                                       5/20/68                       Inactive(8)
Oxford Planning Corp.                                       3/15/88                       Insurance Brokerage/Financial Planning

Linden Tree Development Corp.                               11/2/95                       Property Holding Co.
  Lyndhurst Properties Corp.                                8/31/94                       Property Holding Co.
Huntington Properties Development Corp.                     1/3/96                        Property Holding Co.
  Melville Properties Development Corp.                     1/3/96                        Property Holding Co.

Trexar Corp.                                                5/21/96                       Licensed Lending
  Trexar Corp. of New York                                  5/28/96                       Licensed Lending



- ---------------

(7)  Formerly conducted truck leasing activities.

(8)  Formerly conducted home improvement business.









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